Exhibit 107.1

CALCULATION OF FILING FEE TABLE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Class A common stock, par value $0.0001 per share	457(o)	—	—	$5,750,000(2)	0.00011020	$633.65(3)
	Equity	Class A common stock, par value $0.0001 per share	Other	48,102,778	$3.38(4)	$162,587,389.64	0.00011020	$17,917.13
	Equity	Class A common stock, par value $0.0001 per share, underlying Warrants	Other	9,920,000	$11.50(5)	$114,080,000	0.00011020	$12,571.62
	Equity	Class A common stock, par value $0.0001 per share, underlying Representative Warrants	457(o)	—	—	$287,500	0.00011020	$31.68
	Equity	Warrants to purchase shares of Class A common stock	Other	9,920,000	—	—	—	—(6)

	Equity	Warrants to purchase shares of Class A common stock	Other	—	—	—	—	—(6)
Fees Previously Paid								—
Carry Forward Securities
Carry Forward Securities								—
Total Offering Amounts						$282,704,889.64		$31,154.08
Total Fees Previously Paid								$0.00
Total Fee Offsets								$4,753.91
Net Fee Due								$26,400.17

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Includes the offering price of shares that the underwriters may purchase upon exercise of an option to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(4)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of the Class A common stock on April 5, 2023, as reported by the OTC Markets Group Inc.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price of the security.
(6)	In accordance with Rule 457(i), the entire registration fee for the Private Warrants and Underwriter Warrants is allocated to the shares of Class A common stock underlying such Warrants, and no separate fee is payable for such Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Alliance Entertainment Holding Corporation (f/k/a Adara Acquisition Corp.)	S-4	333-266098	July 12, 2022		$4,753.91	Equity	Class A common stock, par value $0.0001 per share	47,500,000	$51,282,767.44

Fee Offset Sources	Alliance Entertainment Holding Corporation (f/k/a Adara Acquisition Corp.)	S-4	333-266098	July 12, 2022	$4,753.91

(1)	The Registrant paid a registration fee of $10,758.85 in connection with the registration of 107,500,000 shares of Class A common stock registered under the Registration Statement on Form S-4, filed on July 12, 2022 (File No. 333-266098) (as amended, the “Form S-4”). The offering under the Form S-4 has terminated. 47,500,000 shares of Class A common stock registered under the Form S-4 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $4,753.91.